Exhibit 3(ii)

BY-LAWS

of

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(a New York corporation)

(as adopted March 10, 1964, including all amendments

adopted as of October 22, 2014)

ARTICLE I

Meetings of Shareholders

SECTION 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as shall be designated from time to time by the Board of Directors.

SECTION 2. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by the New York Business Corporation Law (the “Business Corporation Law”), may be called at any time by the Chairman of the Board, the Chief Executive Officer or by a majority of the Board of Directors.

SECTION 3. Notice of Meetings; Business to be Presented at Meeting.

(a) Notice of Meeting. Written notice of each meeting of shareholders stating the place, date and hour of the meeting shall be sent to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. To the extent that the meeting is a special meeting, such notice shall also indicate the person or persons calling the meeting, or the person(s) directing that the meeting be so called, and shall state the purpose or purposes for which the meeting has been called. Notice of any meeting of shareholders may be sent either in written or electronic form and shall comply with Section 505 of the Business Corporation Law. No business shall be conducted at a meeting of the shareholders except in accordance with the procedures set forth in this Section 3.

(b) Nature of Business at Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before an annual meeting, by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before an annual meeting by any shareholder of the Corporation (A) who is a shareholder of record (x) on the date the shareholder provides the shareholder notice required by Section 3(d)(1), (y) on the record date for the determination of shareholders entitled to vote at such meeting and (z) on the date of such meeting and (B) who complies with the advance notice procedures set forth in Section 3(d).

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 3; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any shareholder of any such business. If the chair of an annual meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(c) Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record (x) on the date the shareholder provides the shareholder notice required by Section 3(d)(1), (y) on the record date for the determination of shareholders entitled to vote at such meeting and (z) on the date of such meeting and (B) who complies with the advance notice procedures set forth in Section 3(d).

Notwithstanding anything in these By-Laws to the contrary, except as set forth in Article II, Section 6, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. If the chair of the meeting determines that a nomination was not made in accordance with the procedures set forth in this Section 3, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(d) Director Nomination or Other Proposal.

(1) Timely Notice. In addition to any other applicable requirements, in order for a shareholder to present any business to be transacted at an annual meeting of shareholders, including any nomination for director to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and the provisions of this Section 3 shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for on a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(2) Notice Requirements for Nomination of a Director. If the notice relates to the nomination of a director, to be in proper written form the shareholder’s notice to the Secretary must set forth the following:

(i) as to each person whom the shareholder proposes to nominate for election as a director the following information:

(A) the name, age, business address and residence address of the person;

(B) a complete biography or statement of the person’s qualifications, including principal occupation or employment of such person (present and for the past five (5) years), education, work experience, knowledge of the Corporation’s industry, membership on the board of directors of any other corporation currently held or held within the past five (5) years and civic activity;

(C) the class or series and number of shares of capital stock of the Corporation which are “beneficially owned” (as such term is defined by Section 13(d) of the Exchange Act ) or of record by the person and any other ownership interest in shares of the Corporation, whether economic or otherwise, including any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise directly or indirectly beneficially owned by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation (“Derivative Interests”) (which information shall be supplemented not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(D) the date any shares or Derivative Interests were acquired and the investment intent of such acquisition;

(E) a description of all arrangements or understandings between the shareholder and the proposed nominee and/or any other person or persons pursuant to which the nomination is to be made by the shareholder;

(F) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; including information with respect to a proposed nominee’s independence as defined under the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) and New York Stock Exchange and information regarding the proposed nominee’s attributes that the Nominating and Governance Committee of the Board of Directors would need to consider in order to assess whether such proposed nominee would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC;

(G) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

(H) a statement from the proposed nominee that he or she will, if elected, promptly following any subsequent re-election in which such proposed nominee does not receive the required vote, tender an irrevocable resignation in accordance with Article II, Section 5 of these By-Laws; and

(I) a copy of the completed and signed questionnaire, representation and agreement described in Section 3(e) below.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

(ii) as to the shareholder giving the notice the following information:

(A) the name and address of such record shareholder and the beneficial owner, if any, on whose behalf the nomination is made;

(B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder and the beneficial owner, if any;

(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record and any other Derivative Interests owned by the shareholder (which information shall be supplemented not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(D) the date any shares or Derivative Interests were acquired and the investment intent of such acquisition;

(E) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

(F) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in such shareholder’s notice;

(G) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is part of a group which intends, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such proposal or nomination; and

(H) any other information relating to such shareholder or the beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notice Requirements for Other Shareholder Proposals. To the extent that the shareholder’s notice relates to a matter other than the nomination of a director, to be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before an annual meeting, the following:

(i) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting;

(ii) the name and address of such record shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record and any other Derivative Interests owned by the shareholder and the beneficial owner, if any (which information shall be supplemented not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(iv) the date such shares or Derivative Interests were acquired and the investment intent of such acquisition;

(v) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business;

(vi) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before such meeting; and

(vii) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is part of a group which intends, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such proposal or nomination.

Notwithstanding the foregoing provisions of this Section 3, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Section 14 of the Exchange Act, including, but not limited to, Rule 14a-8 promulgated thereunder or its successor provision. The Corporation may require any shareholder to furnish such other information as may reasonably be required by the Corporation to determine if the business shall be properly brought before an annual meeting of the shareholders.

(e) Director Nominee Questionnaire; Representation and Agreement Requirement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed in Section 3(d), to the extent applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire, representation and agreement with respect to the background and qualification of such person (which shall be provided by the Secretary upon written request) that such proposed nominee:

(i) is not and will not become a party to any agreement, arrangement or understanding with any person or entity that has not been disclosed to the Corporation (1) relating to how such proposed nominee will act or vote on any issue in his or her role as a director of the Corporation, (2) that could limit or interfere with such proposed nominee’s ability to comply with his or her fiduciary duties as a director of the Corporation or (3) with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service as a director; and

(ii) will be in compliance, and intends to comply in the future, with all applicable policies and guidelines of the Corporation, including, but not limited to, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and trading policies.

SECTION 4. Quorum. At all meetings of the shareholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business except as otherwise provided by law.

SECTION 5. Organization; Adjournment. The Board of Directors may prescribe an order of business for meetings of shareholders. The Chairman of the Board, or in his absence, the Chief Executive Officer, if then a separate officer, shall preside at meetings of the shareholders; provided, however, that the Board of Directors may for any meeting of shareholders designate another officer or officers to preside. If a quorum, determined in accordance with Article I, Section 4 of these By-Laws, shall not be present or represented at any meeting of the shareholders, the chair of the meeting, or if so requested by the chair, the shareholders present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. In addition, the chair of any meeting of shareholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable shareholders to consider fully the information which the Board of Directors determines has not been made sufficiently or timely available to shareholders.

SECTION 6. Voting. At each meeting of the shareholders every shareholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation; provided, however, that the Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting as the date as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and in case the Board of Directors shall fix a date, only shareholders of record on such date shall be entitled to notice of, and to vote at, such meeting. At any meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy.

Except with respect to the election of directors, which shall be governed by Article II, Section 3 of these By-Laws, and except as otherwise provided by law, in the Certificate of Incorporation or these By-Laws, all matters will be determined by the vote of the holders of a majority of the votes cast in favor or against the matter. Abstentions and broker non-votes will not count as a vote cast.

SECTION 7. Inspectors of Election. At any meeting of the shareholders, an inspector or inspectors of election may be appointed as provided in the Business Corporation Law and shall have duties as provided in the Business Corporation Law. An inspector of election need not be a shareholder of the Corporation, and any officer of the Corporation may be an inspector of election on any question other than a vote for or against his or her election to any position with the Corporation or any other question in which he or she may be directly interested.

ARTICLE II

Board of Directors

SECTION 1. General Powers. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation, the property, business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 2. Number and Term. The number of directors shall be thirteen (13) but the number thereof may, from time to time, be diminished to not less than six (6) by amendment of these By-Laws. As used in these By-Laws, the term “whole Board of Directors” shall mean the total number of directors which the Corporation would have at the time if there were no vacancies. Directors shall be elected to serve until the next annual meeting or until his or her successor shall be duly elected and qualified.

SECTION 3. Election of Directors.

At each meeting of the shareholders for the election of directors at which a quorum is present, the vote required for election of a director by the shareholders shall, except in a Contested Election, be the affirmative vote of a majority of the votes cast “for” the election of a nominee. For purposes of this Section 3, the affirmative vote of a majority of the votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election.

In a Contested Election, the persons receiving a plurality of the votes cast by the holders of shares of capital stock entitled to vote at such meeting shall be the directors. A “Contested Election” means an election where, as of the record date for such meeting in which the election will be held, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting; provided that with respect to any nominee proposed or nominated by a shareholder, the Secretary of the Corporation shall have received proper notice under Article I, Section 3 of these By-Laws. For purposes of this Section 3, if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or “withhold,” shall be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to any election of directors.

SECTION 4. Organization. The Board of Directors may choose one of their number as Chairman of the Board. At each meeting of the Board of Directors, the Chairman of the Board, or, if there shall be no Chairman of the Board or if he or she shall be absent, the Chief Executive Officer of the Corporation, or in case of his or her absence, the Lead Director, or in case of his or her absence, a chair who shall be any director chosen by a majority of the directors present thereat, shall act as chair of such meeting and preside thereat. The Secretary of the Corporation, or in the case of his or her absence, any person whom the chair shall appoint secretary of such meeting, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 5. Resignations.

(a) Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Subject to Section 5(b), any such resignation shall take effect at the time specified therein or, if the time when the resignation shall become effective is not specified therein, then it shall take effect immediately upon its receipt by such Board of Directors, Chief Executive Officer or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) In an election of directors that is not contested, any incumbent director nominee who is not re-elected by the shareholders shall immediately tender his or her resignation to the Board of Directors, subject to acceptance or rejection by the Board of Directors as provided in this Section 5(b). The independent members of the Board of Directors, in accordance with the procedures established by the Board of Directors, shall decide whether to accept such resignation within ninety (90) days after the date the results of the election are certified and the Corporation shall promptly disclose and explain such decision in a document furnished or filed with the SEC. An incumbent director who tenders his or her resignation in accordance with this Section 5(b) will not participate in the deliberations by the Board of Directors with respect to such resignation. If the Board of Directors does not accept the incumbent director’s resignation, he or she shall continue to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified. If the Board of Directors accepts the resignation, or if the nominee who failed to receive the required vote is not an incumbent director, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with these By-Laws.

SECTION 6. Vacancies. Vacancies occurring in the Board of Directors for any reason, except the removal of directors without cause by the shareholders, may be filled by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his or her predecessor. Newly-created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum exists.

SECTION 7. Annual Organization Meeting. After each annual election of directors, the Board of Directors may hold a regular meeting for the purpose of organization and the transaction of other business as soon as practicable on the same day, at the place where other regular meetings of the Board of Directors are held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such places within or without the State of New York or the United States as the Board of Directors shall from time to time determine.

SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Lead Director, the Chief Executive Officer of the Corporation, or by any two (2) of the directors at the time in office. A notice of each such special meeting stating the time and place thereof shall be given as provided in this Section 9. Except as otherwise provided by law, notice of each meeting shall be given by first class mail, telephone, overnight delivery, electronic mail, facsimile or hand delivery to each director, at his or her residence or usual place of business at least forty-eight (48) hours before the meeting is to be held. Notice of any meeting of the Board of Directors need not, however, be given to any director, if waived by him or her in writing before or after the meeting or if he or she shall attend the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. Neither notices of a meeting nor a waiver of notice need specify the purpose of any regular or special meeting of the Board of Directors.

SECTION 10. Quorum and Manner of Acting.

(a) Quorum. A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise specifically provided by the Certificate of Incorporation, these By-Laws or by law, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum for any meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

(b) Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

(c) Action By Written Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all Board members individually provide written consent to that action (which may include consent by electronic means); and provided further that if such consent is effected by electronic means, such consent shall include a description of the action being taken and the typed name of the director, which shall constitute the legally binding electronic signature of the director. Such action by written consent will have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof will be filed with the minutes of the proceedings of the Board of Directors.

SECTION 11. Committees. By the affirmative vote of a majority of the entire Board of Directors, the Board of Directors may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and other committees, each consisting of one or more members. If an Executive Committee is created, the

Chairman of the Board and the Lead Director, if any, shall be members. The Executive Committee will have all the authority of the Board of Directors except as otherwise provided by Section 712 of the Business Corporation Law or other applicable statutes. Any other committees will have such authority as the Board of Directors may provide. The Board of Directors may designate one or more directors as alternate members of any committee to replace absent members. The members of all committees shall be selected by and removed by the Board of Directors. Such committees may meet at stated times or, in accordance with their charters, upon notice to all the members of the committee by the Secretary. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 12. Removal. Any director may be removed with cause by the affirmative vote of at least two-thirds of the whole Board of Directors or with or without cause by vote of the shareholders at a regular or special meeting, subject to the provisions of the Business Corporation Law.

SECTION 13. Compensation. The directors and the members of any committee of the Board of Directors of the Corporation shall be entitled to be reimbursed for any expenses, including all travel expenses, incurred by them on account of their attendance at any regular or special meeting of the Board of Directors or of such committee, and the Board of Directors may at any time or from time to time by resolution provide that the Corporation shall pay each such director or member of such committee such compensation for his or her services as may be specified in such resolution. Nothing in this Section 13 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE III

Officers

SECTION 1. Officers; Term of Office. The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, one or more Vice Presidents (which may include one of more executive vice presidents, senior vice presidents or vice presidents), a Secretary, a Treasurer and such other officers as the Board of Directors may deem necessary or desirable (including one or more assistant secretaries or assistant treasurers). The officers referred to in this paragraph (x) shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately after the annual meeting of shareholders. Any two or more offices may be held by the same person. Each officer shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her death or until he or she shall resign, or shall have been removed in the manner hereinafter provided.

SECTION 2. Removal. Any officer of the Corporation may be removed by the Board of Directors with or without cause at any time.

SECTION 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the Chief Executive Officer or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such Board of Directors, Chief Executive Officer or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular appointments or elections to such office.

SECTION 5. The Chief Executive Officer. The Chief Executive Officer, who may also be the Chairman of the Board, shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and at all meetings of the Board of Directors. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may sign, execute and deliver in the name and on behalf of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors except where the signing, execution or delivery thereof shall be expressly delegated to some other officer or agent of the Corporation or where any of them shall be required by law to be otherwise signed, executed or delivered, and he or she may affix the seal of the Corporation to any instrument which shall require it. He or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. The Presidents and any Vice Presidents. The Presidents and any Vice Presidents shall assist the Chief Executive Officer and shall perform such duties as may be assigned to him or her by the Chief Executive Officer, the Board of Directors or as may be prescribed by these By-Laws.

SECTION 7. The Treasurer. The Treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall perform all the duties incidental to the office of Treasurer and such other duties as may be assigned, from time to time, to him or her by the Chief Executive Officer or the Board of Directors. Upon request of the Board of Directors, he or she shall make such reports to it as may be required at any time.

SECTION 8. The Secretary. The Secretary shall (i) attend all meetings of the Board of Directors and of the shareholders and record all votes, (ii) keep the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose and for the standing committees when required and (iii) have charge of the stock certificate book and stock ledger and such other books and papers as the Board of Directors may direct. He or she shall give, or cause to be given, notice of all meetings of the shareholders and any meetings the Board of Directors for which notice is required, and shall perform all other duties incident to the office of Secretary and such other duties as may be assigned, from time to time, to him or her by the Chief Executive Officer or the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and, when properly authorized, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

ARTICLE IV

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1. Execution of Contracts, etc. Except as otherwise required by law or by these By-Laws, any officer or officers, agent or agents, may be authorized by the Board of Directors, or in the case of an officer appointed by the Chief Executive Officer, by either the Board of Directors or the Chief Executive Officer to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf.

SECTION 2. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed in the name and on behalf of the Corporation by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be authorized by the Board of Directors or authorized by the Treasurer acting together with any Elected Officer of the Corporation, which authorization may be general or confined to specific instances.

SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, or any officer of the Corporation to whom power in that respect shall have been delegated, shall direct in such banks, trust companies or other depositories as said Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

SECTION 4. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom power in that respect shall have been delegated. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

ARTICLE V

Shares and Their Transfer

SECTION 1. Certificates for Stock. The shares of stock of the Corporation will be represented by certificates, in such form as the Board of Directors may from time to time prescribe, except that the Board of Directors may provide that some or all of any class or series of shares will be uncertificated shares. No decision to have uncertificated shares will apply to shares represented by a certificate until that certificate has been surrendered to the Corporation.

The certificates representing such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, a President or a Vice-President, and by the Treasurer or the Secretary or an Assistant Treasurer or

Assistant Secretary of the Corporation and its seal shall be affixed thereto; provided, however, that where such certificate is signed by a transfer agent or registered by a registrar other than the Corporation itself or its employee, if the Board of Directors shall by resolution so authorize, the signatures of such Chairman of the Board, President, or Vice-President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be by facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures has been placed upon a certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as if the person or persons who signed such certificate or certificates had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the shares represented by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate, until such existing certificate shall have been so canceled except in cases provided for in Article V, Section 4 of these By-Laws.

SECTION 2. Stock Ledger; Transfers of Stock. The Secretary shall keep or cause to be kept a stock-book, which may be in electronic form, containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing each shareholder’s place of residence, the number of shares of capital stock owned by each shareholder, and the date when each shareholder became the owner of such shares. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or transfer agent appointed as in Article V, Section 3 of these By-Laws, upon (1) surrender of the certificate or certificates for such shares properly endorsed, to the extent that the shares were issued in certificated form or a properly endorsed stock power authorizing the transfer of such shares, and (2) the payment of all taxes thereon. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes with regard to the Corporation.

SECTION 3. Regulations. The Board of Directors may make such rules and regulations, as it may be deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of shares of the capital stock of the Corporation. It may appoint, or authorize any elected officer or officers to appoint, one or more Transfer Clerks or one or more Transfer Agents or one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Directors shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. The Board of Directors, however, may in its discretion refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York in such case made and provided.

ARTICLE VI

Indemnification

SECTION 1. Right To Indemnification. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or was serving, at the request of the Corporation, as a director, officer, employee fiduciary or agent of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, incurred by such person as a result of such action or proceeding, or any appeal therein, unless a judgment or other final adjudication adverse to such person establishes that his or her acts, or the acts of the person of whom he or she is the legal representative, were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she, or the person of whom he or she is the legal representative, personally gained in fact a financial profit or other advantage to which he or she, or the other person of whom he or she is the legal representative, was not legally entitled. The Corporation shall advance to such person funds to pay for such expenses, including attorney’s fees, incurred by such person in defending against any such action or proceeding, or any appeal therein, upon receipt of an undertaking by or on behalf of such person to repay such funds to the Corporation if a judgment or other final adjudication adverse to such person establishes that his or her acts, or the acts of the person of whom he or she is the legal representative, were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she, or the person of whom he or she is the legal representative, personally gained in fact a financial profit or other advantage to which he or she, or such person, was not legally entitled.

SECTION 2. Right Of Claimant To Sue. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant, or the person of whom he or she is the legal representative, has not met the standard of conduct established in Article VI, Section 1 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because the claimant or such person has met the said standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant or such person has not met such applicable standard of conduct, shall be a defense to action or create a presumption that the claimant or such person has not met such standard of conduct.

SECTION 3. Non-Exclusivity Of Rights. Subject to the limitations contained in Section 1 of this Article VI, the right to indemnification and the payment of expenses conferred in this Article VI shall not be deemed exclusive of any other right to which any person seeking indemnification or advancement or payment of expenses may be entitled, whether under any statute, provision of the Certification of Incorporation, these By-Laws, agreement, vote of shareholders or disinterested directors or otherwise, and the Corporation is hereby authorized to provide further indemnification or advancement rights to any such person whether by separate agreement or by resolution of its directors or shareholders or otherwise.

SECTION 4. Contract Rights; Savings Clause.

(a) Contract Rights. The rights conferred by this Article VI shall be contract rights and shall vest at the time a person agrees to become a director or officer of the Corporation. Such rights shall continue as to a person who has ceased to be a director or officer of the Corporation and shall extend to the heirs and legal representatives of such person. Any repeal or modification of the Business Corporation Law or the provisions of this Article VI shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such person, except as provided by law.

(b) Savings Clause. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any director or officer in respect of any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article VI is held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including without limitation, all portions of any paragraphs of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 5. Business Corporation Law. All references to the Business Corporation Law in this Article VI shall mean such Law as it may from time to time be amended.

SECTION 6. Insurance. The Corporation may purchase and maintain insurance to indemnify officers, directors and others against costs or liabilities incurred by them in connection with the performance of their duties and any activities undertaken by them for, or at the request of, the Corporation, to the fullest extent permitted by the Business Corporation Law.

ARTICLE VII

Seal

The seal of the Corporation shall be in the form of a circle, and shall bear the full name of the Corporation and the year of its incorporation.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end with the thirty-first day of December in each year or such other date as the Board shall determine.

ARTICLE IX

Amendments

The Board of Directors shall have the power to amend, repeal or adopt the By-Laws of the Corporation, and the By-Laws may be amended, repealed or adopted by the shareholders entitled at the time to vote in the election of directors.